Exhibit 21
List of Subsidiaries of AEI

	Ownership
	Interest	2008 Accounting	Jurisdiction
Company Name	(%)	Method	of Incorporation	Segment
Accroven SRL (“Accroven”)	49.25	Equity Method	Barbados	Natural gas transportation and services
Beijing Macro Gas Link Co. Ltd (“BMG”)	70.00	Consolidated	China	Natural gas distribution
Gas Natural de Lima y Callao S.A. (“Calidda”)	80.85	Consolidated	Peru	Natural gas distribution
Chilquinta Energia S.A. (“Chilquinta”)	50.00	Equity Method	Chile	Power distribution
Consorcio Eólico Amayo S.A. (“Amayo”)	12.72	—	Panama	Power generation
DHA Cogen Limited (“DCL”)	60.22	Consolidated	Pakistan	Power generation
Distribuidora de Electricidad Del Sur, S.A. de C.V. (“Delsur”)	86.41	Consolidated	El Salvador	Power distribution
Empresa Distribuidora de Energia Norte, S.A. (“EDEN”)	90.00	Consolidated	Argentina	Power distribution
Elektra Noreste S.A. (“Elektra”)	51.00	Consolidated	Panama	Power distribution
Elektrocieplownia Sp. z.o.o. (“ENS”)	100.00	Consolidated	Poland	Power generation
Elektro — Eletricidade e Serviços S.A. (“Elektro”)	99.68	Consolidated	Brazil	Power distribution
Emgasud S.A. (“Emgasud”)	37.00	Equity Method	Argentina	Power generation
Empresa Distribuidora Electrica Regional S.A. (“EMDERSA”)	19.91	—	Argentina	Power distribution
Empresa Energetica Corinto Ltd. (“Corinto”)	57.67	Consolidated	Cayman Islands	Power generation
EPE — Empresa Produtora de Energia Ltda. (“EPE”)(a)	50.00	Consolidated	Brazil	Power generation
Empresa Electrica de Generacion de Chilca S.A. (“Fenix”)	85.00	Consolidated	Peru	Power generation
Gas Transboliviano S.A. (“GTB”)	17.65	Cost Method	Bolivia	Natural gas transportation and services
GasOcidente do Mato Grosso Ltda. (“GOM”)(a)	50.00	Consolidated	Brazil	Natural gas transportation and services
GasOriente Boliviano Ltda. (“GOB”)(a)	50.00	Consolidated	Bolivia	Natural gas transportation and services
Generadora San Felipe Limited Partnership (“Generadora San Felipe”)	100.00	Consolidated	Turks & Caicos	Power generation
Jaguar Energy Guatemala LLC (“Jaguar”)	100.00	Consolidated	Delaware	Power generation
Jamaica Private Power Corporation (“JPPC”)	84.42	Consolidated	Jamaica	Power generation
Luoyang Yuneng Sunshine Cogeneration Company Limited (“Luoyang”)	50.00	Consolidated	China	Power generation
Operadora San Felipe Limited Partnership (“Operadora San Felipe”)	100.00	Consolidated	Turks & Caicos	Power generation
Peruvian Opportunity Company SAC (“POC”)	50.00	Equity Method	Peru	Power distribution
Promigas S.A. E.S.P. (“Promigas”)	52.13	Consolidated	Colombia	Natural gas transportation and services, Natural gas distribution and Retail fuel
Puerto Quetzal Power LLC (“PQP”)	100.00	Consolidated	Delaware	Power generation
Subic Power Corp. (“Subic”)(b)	50.00	Equity Method	Philippines	Power generation
Tipitapa Power Company Ltd (“Tipitapa”)	57.67	Consolidated	Cayman Islands	Power generation
Tongda Energy Private Limited (“Tongda”)	100.00	Consolidated	Singapore	Natural gas distribution
Trakya Elektrik Uretim ve Ticaret A.S. (“Trakya”)	59.00	Consolidated	Turkey	Power generation
Transborder Gas Services Ltd. (“TBS”)(a)	50.00	Consolidated	Cayman Islands	Natural gas transportation and services
Transportadora Brasileira Gasoduto Bolivia-Brasil S.A. TBG (“TBG”)	4.21	Cost Method	Brazil	Natural gas transportation and services
Transredes-Trasporte de Hidrocarburos S.A. (“Transredes”)	1.28	Cost Method	Bolivia	Natural gas transportation and services

(a)	These four companies comprise the integrated project “Cuiabá.”

(b)	The BOT agreement for Subic expired in February 2009 and the plant was turned over to the National Power Corporation of the Philippines, however AEI continues to hold interests in the holding company.
     The Cuiaba and Trakya entities are variable interest entities. The Company has ownership interests and notes receivable with Cuiaba, which will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both. The Company has a majority equity position in and is closely associated with Trakya’s operations through its Operations and Management agreement. Therefore, the Company has determined that it is the primary beneficiary for both Cuiaba and Trakya.
     On December 20, 2007, the shareholders of the Company approved a five-for-one stock-split. All share and per share data has been adjusted for all periods presented to reflect that change in capital structure of the Company.